U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 25, 2021
ADVANCED EMISSIONS SOLUTIONS, INC.
(Name of registrant as specified in its charter)

Delaware	001-37822	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8051 E. Maplewood Avenue, Suite 210, Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (720) 598-3500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	ADES	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(b) Effective April 1, 2021, Chris Bellino, the Company's current Chief Accounting Officer, will retire from the Company. The position of Chief Accounting Officer will be eliminated upon Ms. Bellino's retirement.
(c) On February 25, 2021, the Company's board of directors approved the creation of the Vice President of Accounting position and appointment of Morgan Fields to such position effective March 1, 2021. Effective April 1, 2021, upon the retirement of Ms. Bellino, Ms. Fields will assume the role of Principal Financial Officer.
In connection with her appointment as Vice President of Accounting, on February 26, 2021 Ms. Fields and the Company entered into an employment agreement (the "Agreement") with a one-year term, subject to renewal. Pursuant to the Agreement, Ms. Fields is paid a salary of $215,000, per annum, and is eligible for a bonus under the Company’s Short-Term Incentive Plan with a target of 40% of her base salary, prorated to match her time with the Company. Additionally, Ms. Fields will be granted 14,828 shares of Company stock under a restricted stock agreement with a 3-year vesting schedule. The Agreement may be terminated by the Company for cause or by Ms. Fields upon 30 days’ written notice to the Company. There will be no severance pay obligation upon termination of the Agreement. A copy of the Agreement is filed as Exhibit 10.1 to this report
Ms. Fields has over 15 years of accounting and consulting experience serving a variety of companies and industries. Ms. Fields has consulted with the Company on various projects since 2019, including assisting with system implementations and oversight of internal control over financial reporting framework. Prior to working with the Company, Ms. Fields career included being the Director of Accounting for Cerapedics, Inc. from 2018 to 2019 and the Chief Accounting Officer for Rezolute, Inc. (RZLT) from 2014 to 2018. Before that, she held various other accounting and finance roles, including Assurance Director, with RSM US LLP. Ms. Fields received her Bachelor’s degree in accounting as well as her Masters in Accounting from the University of Northern Iowa.
Ms. Fields was also designated an officer of the Company for purposes of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").
Ms. Fields does not have any family relationship with any director or executive officer of the Company nor is she a party to a related party transaction under Item 404(a) of Regulation S-K promulgated under the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Employment Agreement dated February 26, 2021 between the Company and Morgan Fields*
*Certain competitively sensitive information, exhibits and schedules have been omitted and the Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits and schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2021

Advanced Emissions Solutions, Inc.
Registrant

/s/ Greg Marken
Greg Marken
Interim Chief Executive Officer